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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


Sound Source Interactive, Inc.


We hereby consent to the incorporation by reference in Post-effective Amendment No. 1 on Form S-3 to Form SB-2 Registration Statement No. 333-24271 of our report dated September 16, 1996 appearing in your Annual Report on Form 10-KSB of Sound Source Interactive, Inc. for the years ended June 30, 1996 and 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                 /s/ Corbin & Wertz

                                                 CORBIN & WERTZ

Irvine, California
February 16, 1998